                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 15, 2002, relating to the financial statements and financial highlights which appear in the December 31, 2001 Annual Report to Shareholders of Nations Marsico International Opportunities Portfolio (formerly Nations International Growth Portfolio), Nations International Value Portfolio, Nations Marsico Focused Equities Portfolio, Nations Small Company Portfolio (formerly Nations SmallCap Index Portfolio), Nations Marsico 21st Century Portfolio (formerly Nations Aggressive Growth Portfolio), Nations Marsico Growth Portfolio (formerly Nations Marsico Growth & Income Portfolio), Nations Capital Growth Portfolio (formerly Nations Managed Index Portfolio), Nations MidCap Growth Portfolio, Nations Value Portfolio, Nations Asset Allocation Portfolio (formerly Nations Balanced Assets Portfolio) and Nations High Yield Bond Portfolio (constituting the eleven portfolios of Nations Separate Account Trust), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.

PricewaterhouseCoopers LLP
New York, New York
April 26, 2002